SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          NEW HORIZON KIDS QUEST, INC.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


               --------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):


|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

|_|  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                          NEW HORIZON KIDS QUEST, INC.



                                   May 4, 1998



Dear Shareholder of New Horizon Kids Quest, Inc.

         I am pleased to invite you to attend the annual meeting of shareholders of New Horizon Kids Quest, Inc. to be held in the Minnesota Room at the Mall of America, 8100 24th Avenue South, Bloomington, Minnesota on June 10, 1998, at 4:00 p.m.

         At the annual meeting, you will be asked to vote for the election of directors. The accompanying material contains the Notice of annual meeting of shareholders and a Proxy Statement, which includes information about the matters to be acted upon at the annual meeting.

         I sincerely hope you will be able to attend the Company's annual meeting. Whether or not you are able to attend the annual meeting in person, I also urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.


                                           Very truly yours,

                                           NEW HORIZON KIDS QUEST, INC.



                                           William M. Dunkley
                                           Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                          NEW HORIZON KIDS QUEST, INC.

                              --------------------



         The annual meeting of the shareholders of New Horizon Kids Quest, Inc. (the "Company") will be held at 4:00 p.m. Minneapolis time, on June 10, 1998, in the Minnesota Room at the Mall of America, 8100 24th Avenue South, Bloomington, Minnesota, for the following purposes:

         1. To elect five directors for a term of one year and until their successors shall be elected and duly qualified.

         2. To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on April 20, 1998 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                                      By Order of the Board of Directors



                                      Kevin M. Greer, Secretary


Dated: May 4, 1998




WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) THEREON AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                          NEW HORIZON KIDS QUEST, INC.
                            13705 First Avenue North
                            Plymouth, Minnesota 55441

                                  -------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  JUNE 10, 1998

                          ----------------------------


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Horizon Kids Quest, Inc. (the "Company") for use at the annual meeting of the shareholders to be held at the Mall of America's Conference Center, 8100 24th Avenue South, Bloomington, Minnesota, on June 10, 1998, at 4:00 p.m., and at any adjournment thereof.

         All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

         Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

         The Board of Directors of the Company has fixed the close of business on April 20, 1998 as the record date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 3,293,300 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote at the meeting. The Notice of annual meeting, this Proxy Statement and the form of proxy are first being mailed to shareholders of the Company on or about May 4, 1998.

                              ELECTION OF DIRECTORS

         Five directors are to be elected at the meeting, each director to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified. All nominees are currently serving as directors of the Company and have consented to serve if elected. Stanley M. Taube served as a director until March 13, 1998, at which time he resigned for personal reasons. Kenneth W. Brimmer was appointed to the Board (as well as the Audit and Compensation Committees) to fill Mr. Taube's vacancy. The Board of Directors proposes for election the following nominees:

         WILLIAM M. DUNKLEY, age 49, has been Chief Executive Officer and Chairman of the Board for the Company since its inception in 1992 and is a shareholder of New Horizon Enterprises, Inc., which he co-founded in 1971 with his wife, Susan K. Dunkley. Mr. Dunkley is also the Chief Executive Officer and Chairman of the Board of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Mr. Dunkley is concurrently a senior partner in the Minneapolis law firm of Dunkley, Bennett & Christensen, P.A. and serves on the Board of Directors of Rasmussen College System, Inc. Mr. Dunkley devotes approximately 50 percent of his time to the Company.

         SUSAN K. DUNKLEY, age 48, has been the President and a director of the Company since its inception in 1992 and is a shareholder in New Horizon Enterprises, Inc., which she co-founded in 1971. She is also a board member and President of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Ms. Dunkley serves on the boards of the National Child Care Association, Success at Six, Rule 17 Advisory Committee, Rule 3 Task Force, Early Childhood News, Boys and Girls Club of Minneapolis and the Minnesota Child Care Advocates. Ms. Dunkley is on the Advisory Board of Rasmussen Business College's Child Care Specialist Program. Ms. Dunkley devotes approximately 50 percent of her time to the Company.

         JAY L. BENNETT, age 49, has been a director of the Company since its inception in 1992 and is also a director and corporate counsel for New Horizon Enterprises, Inc., New Horizon Child Care, Inc., Building Block Child Care, Inc. and each of the entities that own Kinderberry Hill Child Development centers. Mr. Bennett is the Chief Executive Officer of Dunkley, Bennett & Christensen, P.A.

         LYLE BERMAN, age 56, has been a director of the Company since May 1994. Mr. Berman is the Chairman of the Board of Grand Casinos, Inc. and served as Chief Executive Officer of Grand Casinos, Inc. from October 1991 to March 1998. Mr. Berman is also the Chairman of the Board and Chief Executive Officer of Rainforest Cafe, Inc., and is a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America and Wilsons -- The Leather Experts, Inc. Mr. Berman was a member of the Board of Directors of Stratosphere Corporation from July 1994 to July 1997, and served as its Chairman from July 1996 to July 1997. From July 1994 through October 1996, Mr. Berman was Stratosphere's Chief Executive Officer. Stratosphere filed for reorganization under Chapter 11 of the Bankruptcy Code on January 27, 1997.

         KENNETH W. BRIMMER, age 42, joined the Company's Board of Directors in March 1998. Mr. Brimmer has been a director of Rainforest Cafe, Inc. since August 1996, and has served as President of Rainforest Cafe, Inc. since April 1997. Mr. Brimmer has also been employed by Grand Casinos, Inc. since October 1990 as Special Assistant to the Chairman. Mr. Brimmer is a director of Oxboro Medical International, Inc.

PROXIES AND VOTING

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required for election to the Board of each of the nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or who withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees unless otherwise specified; provided however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgment of the persons named in the proxy.

THE BOARD AND ITS COMMITTEES

         The Board of Directors met once during the fiscal year ended December 31, 1997, and all members of the Board attended this meeting. The Company maintains an Audit Committee to review the results and scope of the audit and other accounting related services, and a Compensation Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. Messrs. Berman, Bennett and Brimmer constitute the Compensation Committee and Messrs Berman and Brimmer are the members of the Audit Committee. In April 1998, the Audit Committee reviewed the results of the audit for the Company's 1997 fiscal year.

                             PRINCIPAL SHAREHOLDERS

         The following table contains certain information as of April 1, 1998 (except as noted otherwise) as to the number and percentage of shares of the Company's Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and nominee for director of the Company and (iii) all officers and directors as a group. Any shares which are subject to an option exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.

                                        Number of Shares          Percent of
Name(1)                                Beneficially Owned     Outstanding Shares
-------                                ------------------     ------------------

William M. Dunkley                        393,750   (2)(4)        12.0

Susan K. Dunkley                          393,750   (3)(4)        12.0

Jay L. Bennett                            329,700   (4)(5)         9.9

Grand Casinos, Inc.                       875,000                 26.6

Lyle Berman                                61,000   (6)            1.6

Kenneth W. Brimmer                          5,000   (7)             *

All executive officers and directors
as a group (6 persons)                  2,227,400   (8)           65.2

-----------------------------

         * Less than 1%

(1) The address of each person is 13705 First Avenue North, Plymouth, Minnesota 55441, except for Grand Casinos, Inc., Lyle Berman and Kenneth W. Brimmer, each of whom have the following address: 130 Cheshire Lane, Plymouth, Minnesota 55305-1062.
(2) Includes 193,750 shares held directly and 200,000 shares held by a family trust (which shares Mr. Dunkley has the power to vote). Mr. Dunkley's total does not include and he disclaims beneficial ownership of 195,750 shares owned by Ms. Dunkley and 198,000 shares held directly by Mr. Dunkley but over which Ms. Dunkley has voting power (and which are included in Ms. Dunkley's beneficial ownership).
(3) Includes 195,750 shares held directly and 198,000 shares owned by Mr. Dunkley over which Ms. Dunkley has voting power. Ms. Dunkley's total does not include, and she disclaims beneficial ownership of, the remaining 193,750 held by Mr. Dunkley and 200,000 shares held by a family trust over which Mr. Dunkley has voting power.
(4) Does not include, and the named person disclaims beneficial ownership of, an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc., of which William M. Dunkley, Susan K. Dunkley and Jay L. Bennett own a majority of the stock. See "Certain Transactions."
(5) Includes 9,000 shares held by Mr. Bennett's children and director stock options to purchase 10,000 shares.
(6) Includes: (i) 41,000 shares held by the Lyle Berman Consultant Profit Sharing Plan, (ii) director stock options to purchase 10,000 shares and
         (iii) 10,000 shares held by Mr. Berman's wife. However, Mr. Berman disclaims beneficial ownership of the shares owned by his wife. Mr. Berman is the Chairman of the Board of Grand Casinos, Inc., and also may be deemed to beneficially own the Common Stock held by Grand Casinos, Inc.
(7)      Includes a director stock option to purchase 5,000 shares.
(8) Includes shares held by Grand Casinos, Inc. and an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc.

                             EXECUTIVE COMPENSATION

         None of the Company's executive officers earned total annual salary and bonus from the Company in excess of $100,000 in any of the last three fiscal years. The Company entered into employment agreements with William M. Dunkley, the Company's Chief Executive Officer, and Susan K. Dunkley, the Company's President, for a four-year period which commenced on January 1, 1996. Under their employment agreements, Mr. Dunkley and Ms. Dunkley are each entitled to receive 2.5% of the Company's annual pre-tax income. Under their employment agreements, neither Mr. nor Mrs. Dunkley received any salary for 1996 or 1997. The following table discloses the compensation received in each of the last three fiscal years by William M. Dunkley.


                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION ($)
                                                  -----------------------

Name and principal position               Year      Salary        Bonus
---------------------------               ----      ------        -----

William M. Dunkley,                       1997           0            0
     Chief Executive Officer              1996           0            0
                                          1995      75,000            0


         The following tables summarize information with respect to an option granted to the Company's Chief Executive Officer during the last fiscal year.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                Percent of total
                       Number of Securities    options granted to    Exercise
                        Underlying Options        employees in        Price       Expiration
        Name                 Granted               fiscal year      ($/sh) (1)       Date
        ----                ---------             -------------     ----------      -----
William M. Dunkley            50,000                    49             $4.00      6/4/2007


         ----------------------
         (1)      Equal to fair market value on the date of grant.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of unexercised options at
                                                                        fiscal year-end (1)
                                                                 --------------------------------
                       Shares acquired
        Name            on exercise (#)    Value realized ($)    Exercisable        Unexercisable
        ----             -------------     ------------------    -----------        -------------
William M. Dunkley             0                   0                  0                 50,000


          ----------------------
         (1) Based upon the fair market value of the Company's stock as of the fiscal year end, the option is not in the money.

DIRECTOR COMPENSATION

         The Company has not paid any cash compensation to a director in such person's capacity as a director but may pay directors' fees in the future. In September 1995, the Company adopted its 1995 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for automatic grants of non-qualified stock options to purchase 5,000 shares of Common Stock to non-employee directors as of the date such individuals become directors of the Company and on each subsequent annual shareholders meeting date, provided that the director has served since the previous annual shareholders meeting. The Company reserved 50,000 shares of Common Stock for issuance under the Directors' Plan. The exercise price per share for each option is equal to the fair market value of a share of Common Stock as of the date of grant. Pursuant to the Directors' Plan, Messrs. Bennett and Berman each received automatic options with respect to 5,000 in each of 1996 and 1997, with exercise prices of $8.75 and $4.25, respectively, and they will receive an additional grant on the date of this annual meeting. Mr. Brimmer received an initial grant of an option for 5,000 shares at an exercise price of $2.875 on March 13, 1998, the day that he became a director, and will not receive another grant this year.

                              CERTAIN TRANSACTIONS

         Since 1992, Grand Casinos, Inc. (a shareholder of the Company) has entered into three separate agreements with the Company pursuant to which the Company's Kids Quest activity centers have been developed and are being operated at three casinos owned by Grand Casinos. The Company also operates, pursuant to agreements with various tribes, four additional Kids Quest centers at casinos which are managed by Grand Casinos. Although the precise terms of each of the agreements with Grand Casinos and the tribes vary by location, each provide for a profit sharing arrangement in which the Company manages and operates a Kids Quest center and pays a percentage of the center's pre-tax gross operating profits and other reimbursements to Grand Casinos or the tribe. Under these agreements for the three casinos owned by Grand Casinos, the Company paid an aggregate of $387,719 in 1996 and $200,045 in 1997 to Grand Casinos. The agreements also typically provide for a minimum guaranteed management fee to be paid to the Company, which fee varies by location. The agreements also allow the casino operators to establish a discounted rate below the fair market value for the Company's services to be charged by the Company to the public in order to attract customers to the Company and ultimately to the casinos. The casino operator must reimburse the Company for the difference between such amount charged and the fair market value for the Company's services. Pursuant to these provisions, the Company received $638,722 in 1996 and $663,602 in 1997 from Grand Casinos as reimbursement for rate discounts at the casinos owned by Grand Casinos. In addition, the agreements with Grand Casinos and the tribes provide a guaranty by Grand Casinos or the tribe against Company operating losses at the particular location. Under the guaranty provisions for the casinos owned by Grand Casinos, the Company received $200,240 in 1996 and $194,909 in 1997, all of which was paid by Grand Casinos.

         The Company has entered into an office sharing agreement with New Horizon Enterprises, Inc. and related entities that operate child care centers in Minnesota. William M. Dunkley, Susan K. Dunkley and Jay L. Bennett own a majority of the stock in New Horizon Enterprises and the related entities. New Horizon Enterprises subleases from Grand Casinos the office space currently utilized for the corporate offices of New Horizon Enterprises and the Company. Pursuant to the office sharing agreement between the Company and New Horizon Enterprises, the salaries of various administrative personnel and other overhead expenses (including rent) are allocated between the Company, New Horizon Enterprises and the related entities that own the Minnesota child care centers. Under this agreement, the Company may make payments to New Horizon Enterprises for various marketing, accounting and personnel services provided by the employees of New Horizon Enterprises, including certain family members of William M. Dunkley and Susan K. Dunkley. The Company paid New Horizon Enterprises an aggregate of $80,998 pursuant to the agreement in 1996 and $152,766 in 1997.

         The Minneapolis law firm of Dunkley, Bennett & Christensen, P.A., of which Messrs. William M. Dunkley and Jay L. Bennett are members, provides legal services to the Company. Fees paid to Dunkley, Bennett & Christensen, P.A. totalled $389,303 in 1996 and $322,878 in 1997.

                         VOTING OF PROXIES AND EXPENSES

         The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

         The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for fiscal 1998. Arthur Andersen LLP has been the independent public accountants for the Company since 1994. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

         Shareholders wishing to present proposals for action by the shareholders at the 1999 annual meeting must present such proposals at the principal offices of the Company not later than December 29, 1998. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   William M. Dunkley
                                     Chairman of the Board
                                     and Chief Executive Officer

Dated:  May 4, 1998
        Minneapolis, Minnesota

PROXY                      NEW HORIZON KIDS QUEST, INC.
                 ANNUAL MEETING OF SHAREHOLDERS -- JUNE 10, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, dated May 4, 1998, hereby appoints William M. Dunkley and Susan
K. Dunkley, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of New Horizon Kids Quest, Inc. (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders to be held in the Minnesota Room at the Mall of America, 8100 24th Avenue South, Bloomington, Minnesota, on June 10, 1998 at 4:00 p.m. Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

    1.  ELECTION OF DIRECTORS:

         [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for
             (except as marked to the             all nominees listed below
             contrary below)

             WILLIAM M. DUNKLEY  SUSAN K. DUNKLEY  JAY L. BENNETT  LYLE BERMAN
                                 KENNETH BRIMMER

    (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

    2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.



            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

    The power to vote granted by this Proxy may be exercised by William M. Dunkley and Susan K. Dunkley, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS. IF THE SHAREHOLDER(S) WHO EXECUTE THIS PROXY DO NOT WITHHOLD THEIR VOTES FOR THE ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS.

                                        It is urgent that each shareholder
                                        complete, date, sign and mail this Proxy as soon as possible. Your vote is important!


                                        Dated: ___________________________, 1998


                                        ________________________________________
                                        Signature of Shareholder(s)


                                        ________________________________________
                                        Signature of Shareholder(s)

                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        title as such. If signer is a
                                        corporation, partnership or other
                                        entity, please sign full entity name by
                                        authorized person.


                    PLEASE DO NOT FORGET TO DATE THIS PROXY.